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                                                                      EXHIBIT 11
                                                                      ----------
                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Trust dated December 12, 1996 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 30 and Amendment No. 32 to Registration Statement File Nos. 33-17649 and 811-5349, respectively.



                                         Arthur Andersen LLP



Boston, Massachusetts
February 21, 1997